UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/   /    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/   /    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/   /    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/   /    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of American Financial Group, Inc. was held on May 12, 2010 at which the following matters were submitted to a vote of shareholders:

(a) Votes regarding the election of ten directors:

Name	For	Withheld	Broker Non-Votes

Kenneth C. Ambrecht	94,385,825	3,540,972	6,300,542
Theodore H. Emmerich	95,579,395	2,347,402	6,300,542
James E. Evans	94,410,714	3,516,083	6,300,542
Terry S. Jacobs	96,432,429	1,494,368	6,300,542
Gregory G. Joseph	93,777,198	4,149,599	6,300,542
Carl H. Lindner	88,867,845	9,058,952	6,300,542
Carl H. Lindner III	95,378,834	2,547,963	6,300,542
S. Craig Lindner	95,377,570	2,549,227	6,300,542
William W. Verity	90,389,553	7,537,244	6,300,542
John I. Von Lehman	95,637,098	2,289,699	6,300,542

(b) Votes regarding the ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's Independent Public Accountants for 2010.

For	Against	Abstain

103,223,812	957,363	46,163

(c) Votes regarding the amendment of the 2005 Stock Incentive Plan to increase the number of shares available for grant thereunder:

For	Against	Abstain	Broker Non-Votes

65,724,605	31,117,145	1,085,047	6,300,542

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.
Date: May 17, 2010	By: /s/ Karl J. Grafe
Karl J. Grafe
Vice President